THE WORLD FUNDS, INC.
                          1500 FOREST AVENUE, SUITE 223
                            RICHMOND, VIRGINIA 23229
                                 (800) 527-9525
               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE
                               THE NEW MARKET FUND
                          TO BE HELD February 17, 2003

To the Shareholders of The New Market Fund:

      Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of The New Market Fund (the "Fund"), a series of shares of The World Funds, Inc. (the "Company"), will be held at 10:00 a.m. (Eastern time), on February 17, 2003, at the offices of the Company, 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229, for the following purpose:

      1. To approve or disapprove a new Investment Advisory Agreement between the Company, on behalf of the Fund, and The London Company of Virginia, a Virginia corporation.

           The Fund also may transact such other business as may properly come before the Special Meeting or any adjournment thereof. Information concerning the proposal is provided in the proxy statement attached to this Notice.

Shareholders of record at the close of business on January 18, 2003 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.


IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID, RETURN ENVELOPE. YOUR PROMPT RESPONSE WILL HELP TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY.


January 28, 2003                           By Order of the Board of Directors,
Richmond, Virginia                         F. Byron Parker, Jr., Esq., Secretary

                              THE WORLD FUNDS, INC.
                          1500 FOREST AVENUE, SUITE 223
                            RICHMOND, VIRGINIA 23229
                                 (800) 527-9525

                              - - - - - -- - - -
                                 PROXY STATEMENT
                              - - - - - -- - - -

                                January 28, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The World Funds, Inc. (the "Company"). The proxies will be voted at the Special Meeting of Shareholders (the "Special Meeting") of The New Market Fund (the "Fund"), a series of shares of the Company. The Special Meeting will be held at 10:00 a.m., (Eastern time), on February 17, 2003, at the offices of the Company, 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229, for the purposes set forth in the accompanying Notice of Special Meeting.

If the accompanying proxy is executed properly and returned, shares represented by it will be voted at the Special Meeting in accordance with the instructions thereon. The Board of Directors of the Company recommends a vote FOR the new investment advisory agreement. If no instructions are specified on the proxy, shares will be voted FOR Proposal No. 1 and according to the best judgment of the proxy holders on all other matters. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the address shown above, by submission of a subsequent proxy or by attendance at the Special Meeting and voting in person.

At the close of business on the record date, January 18, 2003, there were 417,032.321 shares of the Fund outstanding. Each shareholder is entitled to one full vote for each full share and a proportionate vote for each fractional share of the Fund held as of the record date. It is expected that this Proxy Statement, the accompanying Notice of Special Meeting and the enclosed proxy will be first mailed to shareholders on or about January 28, 2003. The costs of the Special Meeting, and of this solicitation, will be borne by the proposed new investment adviser. It is anticipated that banks, brokerage houses, and other custodians will be requested to forward this material to the beneficial owners of shares of the Fund to obtain authorization to execute proxies. The solicitation will be largely by mail but may include, without cost to the Fund, telephonic, facsimile or oral communications by regular employees of Virginia Management Investment Corporation, the Fund's current investment manager, The London Company of Virginia, the Fund's proposed new investment adviser and by Commonwealth Shareholder Services, Inc., the Fund's administrator.

THE FUND PREPARES AND MAILS TO ITS SHAREHOLDERS FINANCIAL REPORTS ON A SEMI-ANNUAL BASIS. THE FUND WILL FURNISH TO SHAREHOLDERS UPON REQUEST, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT TO SHAREHOLDERS, CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED AUGUST 31, 2002. REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO THE FUND AT 1500 FOREST AVENUE, SUITE 223, RICHMOND, VIRGINIA 23229 OR BY CALLING, TOLL FREE, 800-527-9525. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

YOUR VOTE IS IMPORTANT. PLEASE CALL (800)527-9525 IF YOU HAVE ANY QUESTIONS ABOUT THIS PROXY STATEMENT OR THE ENCLOSED PROXY. YOU MAY VOTE BY MAIL, IN PERSON OR BY FACSIMILE AT (804) 285-8018.

              PROPOSAL NO. 1 APPROVAL OF A NEW ADVISORY AGREEMENT

INTRODUCTION

The Board of Directors of the Company (the "Board") is recommending that the shareholders approve a new investment advisory agreement (the "New Agreement") between the Company, on behalf of the Fund, and The London Company of Virginia ("TLC" or the "New Adviser"). A copy of the New Agreement is attached to this proxy statement as Exhibit A, and the description of the New Agreement in this proxy statement is qualified in its entirety by reference to Exhibit A.

The proposal to appoint TLC is being presented to the shareholders because, under the Investment Company Act of 1940, as amended (the "1940 Act"), an agreement to provide investment advisory services to an investment company, such as the Fund, must be approved by the shareholders of that company.

BACKGROUND AND REASONS

The current investment manager of the Fund is Virginia Management Investment Corporation ("VMIC" or the "Current Adviser"). TLC currently serves as a sub-adviser to the Fund pursuant to a sub-advisory agreement between VMIC and TLC. A portion of the fees paid by the Fund to VMIC for investment advisory services are paid by VMIC to TLC, which has served as sub-adviser to the Fund since its inception.

VMIC has informed the Board that it has concluded that the present size of the Fund will make it difficult for VMIC to profitably serve as the manager of the Fund. One factor considered by VMIC in this regard is that revenues paid to VMIC for advising the Fund are shared with TLC in its role as a sub-adviser to the Fund. In addition, the Current Adviser has considered that the Fund's expenses include many costs that are incurred regardless of the size of the Fund, such as the cost of maintaining the Fund's status as an open-end investment company, the cost of complying with U.S. Securities and Exchange Commission and state reporting requirements, auditing and legal fees and many other fixed costs incurred regardless of the number of shareholders or the size of the Fund. Although the Fund currently is the beneficiary of an expense limitation agreement with VMIC that limits the expense ratio of the Fund, the limited opportunity to generate positive revenues from the Fund in the future has caused the Current Adviser to consider whether to continue to extend that commitment indefinitely. In the light of these factors, VMIC consulted with the Board to discuss what course would be in the best interests of the shareholders of the Fund.

In evaluating the question raised, the Board considered the alternatives available to the Board and the shareholders to respond to the concerns raised by the Current Adviser. One alternative presented to the Board was an offer by TLC to assume the primary responsibility for the supervision of the Fund's portfolio. TLC expressed an interest in continuing its association with the Fund. As the sub-adviser, TLC is very familiar with the Fund's current investment portfolio, its investment policies and restrictions, and other factors involved in its operation. In addition, by eliminating the division of advisory fee revenues, there is a prospect for TLC to begin to recognize a benefit from acting as an adviser to the Fund earlier than would be the case if the revenues continued to be allocated between two advisers.

The Board has also been advised that TLC is prepared to enter into the New Agreement with the Company on behalf of the Fund. The New Agreement will have terms that are substantially the same as the terms in the present management agreement with VMIC (the "Existing Agreement"). TLC is also prepared to enter into an expense limitation agreement with the Fund on terms that are substantially similar to those under which VMIC and the Fund presently operate. TLC has proposed that such an expense limitation will run for a period of two years from the effective date of the New Agreement. As with the present expense limitation commitment from VMIC, TLC would be able to recover excess expenses that it incurs under the expense agreement during the three subsequent years if it would not cause the expenses of the Fund to exceed the limitation during those years. Specifically, to the extent that the Fund's expense ratio is below the agreed upon contractual level in years following a waiver or payment pursuant to the expense limitation agreement, TLC could recover such amounts.

The Board also considered the significance of the assumption of an expense commitment by TLC in place of the present commitment from VMIC. The Board noted that TLC is a smaller business concern than VMIC, and this could affect the assets that stand behind the expense limitation commitment. After further discussions, VMIC proposed to the Board that it would be prepared to guarantee the obligations of TLC under the proposed expense limitation commitment in exchange for the ability to continue to recover future or prior outlays of excess expenses during subsequent periods if such a recovery would not cause the Fund to exceed the expense limitation.

At a Board meeting held on August 15, 2002, the Board considered the report from VMIC, the proposal that TLC become the adviser to the Fund, the terms and conditions of the New Agreement, and the arrangements to continue to assure the Fund the benefit of an expense limitation commitment. VMIC indicated that it does not deem the proposed approval of the New Adviser to be a sale of an advisory position, as no compensation will be paid to VMIC in connection with this proposal, and the recapture provisions of expense commitments are uncertain and speculative. The Board recognized that the determining factor should be the benefit of any alternative to the shareholders, weighed against the costs and risks of that alternative. For the reasons described below, the Board concluded that the best alternative for the shareholders at this time would be to continue the operation of the Fund, but to restructure its operation in the manner described in this proxy statement.

TLC joined with the Current Adviser in recommending this proposal to the Board. To this end, TLC has agreed to supervise the investments of the Fund in an manner consistent with its prior practice. While the Board has been advised by TLC that significant growth of the Fund in the near future is not assured by the efforts of TLC, the Board has concluded that TLC could provide the Fund with an opportunity to grow. TLC would make, and VMIC would guarantee performance of, a expense limitation commitment under which TLC, and VMIC, will be allowed to recover excess expenses that are advanced during subsequent periods.

After considering the proposal, a majority of the Board, including a majority of the directors who are not "interested persons," as that term is defined in the 1940 Act, of the Fund, VMIC or TLC, concluded that the appointment of TLC to act as the sole investment adviser to the Fund would benefit the Fund's current shareholders. The directors voted unanimously to approve the New Agreement and to recommend that the shareholders of the Fund approve the New Agreement. The New Agreement would become effective when approved by shareholders and concurrently with the termination of the Existing Agreement.

THE EXISTING AGREEMENT

Virginia Management Investment Corporation, 7800 Rockfalls Drive, Richmond, Virginia 23225, manages the investments of the Fund pursuant to the Existing Agreement. The Existing Agreement was last approved by the directors on August 15, 2002, when the directors, including a majority of the directors who are not "interested persons," as that term is defined in the 1940 Act, of either the Company or VMIC, approved its continuation for a twelve month period commencing September 1, 2002. The Existing Agreement was last approved by the shareholders of the Fund on September 18, 1998, when it was approved by the initial shareholder of the Fund. Under the Existing Agreement, VMIC, subject to the general supervision of the Board, manages the Fund in accordance with its investment objective and policies, makes decisions with respect to, and places order for, all purchases and sales of portfolio securities and maintains related records.

VMIC has entered into a sub-advisory agreement with The London Company of Virginia, located at Riverfront Plaza, West Tower, 901 East Byrd Street, Suite 1350A, Richmond, Virginia 23219. Information concerning TLC's ownership is provided below under "INFORMATION CONCERNING THE NEW ADVISER."

The sub-advisory agreement between VMIC and TLC was last approved by the directors on August 15, 2002 when the directors, including a majority of the directors who are not "interest persons," as the term is defined in the 1940 Act, of the Company, VMIC or TLC, approved its continuation for a twelve month period commencing September 1, 2002. The sub-advisory agreement between VMIC and TLC was last approved by the shareholders of the Fund on September 18, 1998 when it was approved by the initial shareholder of the Fund.

Under the terms of the sub-advisory agreement, TLC provides VMIC with investment analysis and timing advice, research and statistical analysis relating to the management of the portfolio securities of the Fund. The investment recommendations of TLC are subject to the review and approval of VMIC (acting under the supervision of the Company's Board of Directors).

Under the Existing Agreement, the monthly compensation paid to VMIC is accrued daily at an annual rate of 1.00% of the average daily net assets of the Fund. In the interest of limiting expenses of the Fund, VMIC has entered into a contractual expense limitation agreement with the Company. Pursuant to this agreement, VMIC has agreed to waive or limit its fees and to assume other expenses so that the ratio of total operating expenses of the Fund is limited to 1.99% until August 31, 2003. This limit does not apply to interest, taxes, brokerage commissions, other expenditures capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of business. VMIC, from its management fee, pays TLC one-half of the management fee received from the Fund, subject to adjustment based upon the amount of any fees waived and/or expenses reimbursed pursuant to the expense limitation agreement between VMIC and the Company, on behalf of the Fund.

For the fiscal year ended August 31, 2002, the aggregate investment advisory fee paid by the Fund to VMIC under the Existing Agreement was $54,218. For the same period, VMIC waived the entire advisory fee and reimbursed the Fund $10,984 in expenses pursuant to the expense limitation agreement. For the same period, TLC did not receive fees from VMIC.

INFORMATION CONCERNING THE CURRENT ADVISER

The names and addresses of the executive officers and directors of VMIC, together with information as to their principal occupations, are listed below:

------------------------------------------------------------------------
Name, address and position with      Principal occupation
VMIC
------------------------------------------------------------------------
------------------------------------------------------------------------
Harry H. Warner, Chairman            Mr. Warner is currently retired.
155 1/2South Main Street             From 1997 through 2001, Mr.
Lexington, VA 24450                  Warner was Chairman of
                                     the Board of the Chesapeake
                                     Corp., a paper manufacturing firm.

------------------------------------------------------------------------
------------------------------------------------------------------------
W. Brett Hayes, Director             Mr. Hayes has been a financial
32 Albemarle Avenue                  adviser for Wachovia Securities,
Richmond, VA 23226                   a registered broker dealer,since 1990.

------------------------------------------------------------------------

------------------------------------------------------------------------
Name, address and position with      Principal occupation
VMIC
------------------------------------------------------------------------
------------------------------------------------------------------------
Franklin A. Trice, III, President    Mr. Trice has been Director of
7800 Rockfalls Dr.                   Marketing for Commonwealth
Richmond, VA 23225                   Shareholder Services, Inc., the
                                     Administrator to the Fund, since
                                     2000.  Mr. Trice is a registered
                                     representative of First Dominion
                                     Capital Corp. ("FDCC"), the
                                     Company's underwriter, since
                                     September, 1998.  Mr. Trice was a
                                     broker with Scott & Stringfellow
                                     from March, 1996 to May, 1997 and
                                     with Craigie, Inc. from March,
                                     1992 to January,1996.

------------------------------------------------------------------------
------------------------------------------------------------------------
Stephen M. Goddard, Director         Mr. Goddard has been the
8407 Valley Wood Road                President and principal
Richmond, VA 23229                   shareholder of TLC, a
                                     registered investment adviser, since its inception on March, 1994, and has been the portfolio manager of the New Market Fund since its inception on October 1, 1998.

------------------------------------------------------------------------

Mr. Franklin A. Trice, III, who is a Vice President of the Company and the President of the Fund, is also the President and a director of VMIC. John Pasco, III, Chairman of the Board, Chief Executive Officer and Treasurer of the Company, beneficially owns 5.70% of the outstanding shares of VMIC.

SERVICES TO THE FUND BY RELATED PARTIES

W. Brett Hayes, a director of VMIC, is an affiliated person of First Clearing Corp., a registered broker-dealer. First Clearing Corp. provides brokerage services to the Fund pursuant to procedures adopted by the Board of Directors of the Company. Accordingly, First Clearing Corp. is considered to be an affiliated broker of the Company. For the fiscal year ended August 31, 2002, the Fund paid brokerage commissions to First Clearing Corp. of $3,600. For the fiscal year ended August 31, 2002: (i) 100% of the Fund's aggregate brokerage commissions were paid to First Clearing Corp.; and (ii) 100% of the Fund's aggregate dollar amount of transactions involving the payment of commissions were effected through First Clearing Corp.

John Pasco, III owns 5.70% of the outstanding shares of VMIC. Accordingly, Mr. Pasco is considered to be an affiliated person of VMIC. In addition, Mr. Pasco owns or controls FDCC, the Company's principal underwriter, Commonwealth Shareholder Services, Inc. ("CSS"), the Company's administrator, Commonwealth Fund Accounting, Inc. ("CFA"), the Company's accounting services agent, and Fund Services, Inc. ("FSI"), the Company's transfer and dividend disbursing agent. During the fiscal year ended August 31, 2002, FDCC received $406 in commissions on the sale of Fund shares; CSS received $20,077 from the Fund for administrative services; CFA received $18,700 from the Fund for fund accounting services; and FSI received $25,625 from the Fund for transfer agent and dividend disbursing services. If the New Agreement is approved, it is expected that these services will continue to be provided by FDCC, CSS, CFA and FSI under the present agreements.

INFORMATION CONCERNUING THE NEW ADVISER

The London Company of Virginia, located at Riverfront Plaza, West Tower, 901 East Byrd Street, Suite 1350A, Richmond, Virginia 23219 will become the investment adviser to the Fund under the terms of the proposed New Agreement, if approved by the shareholders, and intends to continue to operate the Fund in a manner consistent with the Fund's current prospectus and Statement of Additional Information, as may be amended from time to time.

The names and addresses of the principal executive officer and directors of TLC, together with information as to their principal occupations, are listed below.

------------------------------------------------------------------------
Name, address and position with TLC  Principal occupation

------------------------------------------------------------------------
------------------------------------------------------------------------
Stephen M. Goddard, President and    Mr. Goddard has been the
Director                             President and principal
8407 Valley Wood Road                shareholder of TLC, a registered
Richmond, VA  23225                  investment adviser, since its
                                     inception in March, 1994, and has
                                     been the portfolio manager of the
                                     New Market Fund since its
                                     inception on October 1, 1998.
                                     Mr. Goddard is also a director
                                     and shareholder of VMIC, a
                                     registered investment adviser.
                                     Mr. Goddard has fifteen years
                                     experience in senior portfolio
                                     management, security analysis and
                                     finance.
------------------------------------------------------------------------


DESCRIPTION OF TERMS OF THE EXISTING AGREEMENT WHICH WILL BE CHANGED IN THE NEW AGREEMENT

The terms of the New Agreement are the same in all material respects as the terms of this Existing Agreement, except as follows:

      1. Change in Adviser. Under the New Agreement, VMIC will no longer serve as the manager. TLC will serve as the investment adviser. There will not be a sub-advisory agreement. Information concerning TLC is provided above under "INFORMATION CONCERNING THE NEW ADVISER."

      2. Term. If approved by the shareholders of the Fund at this Special Meeting, the initial term of the New Agreement will extend for a period of two years. Unless sooner terminated, the New Agreement will continue in effect from year to year as long as such continuance is approved at least annually: (1) by the Company's Board of Directors; or (2) by a majority vote of the outstanding voting securities of the Fund and a majority of the directors who are not "interested persons" of the Company, as that term is defined in the 1940 Act. The New Agreement will automatically terminate in the event of its "assignment", as that term is defined in the 1940 Act, and may be terminated without penalty at any time upon sixty (60) days' written notice to the other party by: (i) the majority vote of all the directors or by vote of a majority of the outstanding voting securities of the Fund; or (ii) by the investment adviser.

DESCRIPTION OF THE PROVISIONS OF THE EXISTING AGREEMENT AND THE NEW AGREEMENT WHICH WILL REMAIN UNCHANGED

Except as described above, the terms and conditions of the New Agreement are the same in all material respects as the Existing Agreement. A copy of the New Agreement is attached to this proxy statement as Exhibit A, and the discussion below is qualified in its entirety by reference to Exhibit A. Set forth below is a summary of the provision that are the same in both agreements.

Pursuant to the terms of each investment advisory agreement, VMIC and TLC each provide investment management services and office space to the Fund. Each pays the office and clerical expenses that are associated with the investment research, statistical analysis, and the supervision of the Fund's portfolio. Each pays the salaries (and other forms of compensation) of the Company's directors and officers or employees of the Company who are also officers, directors or employees of such investment adviser.

The compensation payable under the Existing Agreement and the New Agreement is the same. Pursuant to each agreement, the Fund pays a monthly fee, accrued daily at an annual rate of 1.00% on the average daily net assets of the Fund.

In addition, in the interest of limiting expenses of the Fund, VMIC had entered into a contractual expense limitation agreement with the Company whereby VMIC agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses are limited to 1.99%. This limit would not apply to interest, taxes, brokerage commissions, other expenditures capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of business. According to the terms of the proposed transaction between VMIC and TLC, TLC would be entering into an expense limitation agreement at the same level; VMIC would guarantee performance of that contractual expense limitation agreement with the Company by TLC, at the current limit of 1.99%. Both expense commitments provide for the recapture of amounts provided under the commitment during three years following such payments to the extent that the Fund can bear such expenses without exceeding its expense limitation.

DIRECTORS' CONSIDERATION AND RECOMMENDATION

The Board, including the directors who are not "interested persons" of the Company, as that term is defined in the 1940 Act, unanimously approved the proposed New Agreement at a meeting held on August 15, 2002, subject to finalization of the related terms, including the expense limitation agreements and the guarantee by VMIC. The Board was updated on these matters and informed that a final agreement concerning expenses had been reached at its meeting held on November 21, 2002. In approving the New Agreement, the Board considered the following factors: (i) the nature, quality and extent of the services provided by TLC to VMIC and the Fund in the past; (ii) the representation of TLC that it would continue to provide investment advisory and other services to the Fund of at least the scope and quality previously provided to the Fund under the Existing Agreement; (iii) information concerning TLC, including information on the qualifications and experience of the portfolio manager and his investment management style; (iv) the recommendation of VMIC that TLC be appointed as the investment adviser under the New Agreement; (v) the substantially similar terms and conditions contained in the New Agreement, including the fact that the fees paid would be unchanged from the Existing Agreement; (vi) the benefit to the Fund of maintaining TLC since its principal has been the portfolio manager of the Fund and has also furnished research, analysis, advice and recommendations with respect to the purchase and sale of securities and has provided such statistical information and reports as have been required to VMIC since the formation of the Fund; (vii) the representation of TLC that in the event of any material change in the personnel and procedures of TLC, the Board would be consulted for the purpose of assuring itself that the services provided to the Fund would not be diminished in scope or quality; and (viii) the benefit to the Fund of maintaining continuity of investment advisory services for the Fund, and the belief of the Board that such continuity was advantageous to the Fund as it would minimize any potential expense and disruption involved in restructuring the Fund's investment portfolio.

After a discussion regarding the proposed New Agreement, the Board unanimously determined that it was in the best interest of the Fund's shareholders to approve the New Agreement and submit it, with a recommendation for approval, to the shareholders for vote at the Special Meeting.

In the event that the New Agreement is not approved by the shareholders, VMIC has agreed to continue as investment adviser according to the terms of the Existing Agreement, while VMIC and the Board consider other options.

THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" OF THE COMPANY, RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE NEW AGREEMENT.

OTHER MATTERS
No business other than as set forth herein is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders properly arise, including any question as to an adjournment of the Special Meeting, the persons names in the enclosed proxy will vote thereon according to their best judgment and in the interests of the Fund.

VOTES REQUIRED FOR APPROVAL OF MATTERS AT THE SPECIAL MEETING

A quorum for the transaction of business at the Special Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding shares of the Fund. If a proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Special Meeting for purposes of determining the existence of a quorum.

Approval of the New Agreement requires the affirmative vote of the holders of the lesser of: (i) 67% of the shares of the Fund present at the Special Meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (ii) more than 50% of the outstanding shares of the Fund.

Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be deemed to be abstentions. Since the approval of the New Agreement requires an affirmative vote as described above, abstentions and brokers "non-votes" will have the same effect as casting a vote against the New Agreement.

                             ADDITIONAL INFORMATION

OTHER SERVICE PROVIDERS

The Fund's administrator is Commonwealth Shareholder Services, Inc., and its principal underwriter is First Dominion Capital Corp., each of which is located at 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides certain information as of January 18, 2003, the record date for the Special Meeting, with respect to those persons known to the Fund to be the beneficial owners of more than 5% of the outstanding shares of the Fund:

------------------------------------------------------------------------
Names and Addresses      Number of Shares       Percentage of the Fund
                         Beneficially Owned
------------------------------------------------------------------------
------------------------------------------------------------------------
BBH & Co. C/F            34,353.863             8.238%
Suzanne L. Read
305 Jefferson Street
Lexington, VA 24450

------------------------------------------------------------------------


SECURITY OWNERSHIP OF MANAGEMENT

The following table provides certain information as of January 18, 2003, the record date for the Special Meeting, with respect to the beneficial ownership of the Fund's shares by (1) each director and (2) all directors and officers as a group:
-----------------------------------------------------------------------------
Name                           Number of Shares       Percentage of the Fund
                               Beneficially Owned
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
John Pasco, III                                                 *
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Samuel Boyd, Jr.                                                *
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Paul M. Dickinson                                               *
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
William E. Poist                                                *
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
All directors and officers as  4,632.312                      1.111%
a group
-----------------------------------------------------------------------------
*     Less than 1%

SHAREHOLDER PROPOSALS

The Company does not hold annual or regular meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of the shareholders of the Company should send their written proposals to the Secretary of the Company, 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229.

Dated January 28, 2003

                              THE WORLD FUNDS, INC.
                               THE NEW MARKET FUND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                February 17, 2003












The undersigned hereby constitutes and appoints John Pasco, III and Darryl S. Peay, or any of them, with power of substitution, as proxies to appear and vote all of the shares of stock standing in the name of the undersigned on the record date at the Special Meeting of Shareholders of the New Market Fund to be held at 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229 on the 17th day of February, 2003 at 10:00 a.m. Eastern time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

      1. To approve an Investment Advisory Agreement between The London Company of Virginia and The World Funds, Inc., on behalf of the New Market Fund.

      FOR _______           AGAINST _______         ABSTAIN _______

           To transact such other business as may properly come before the Meeting. Management knows of no other such business.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSALS.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE ON PROPOSAL NO. 1 AS MARKED. IF NOT MARKED, THE PROXIES WILL VOTE "FOR" PROPOSAL 1 AND AS THEY SEE FIT ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.





-----------------------------  --------------------------------  ---------------
SIGNATURE                      SIGNATURE (JOINT OWNER)           DATE

PLEASE DATE AND SIGN NAME OR NAMES TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

       PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THESE MATTERS.

    THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                                                                       EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT




      Investment Advisory Agreement (the "Agreement") dated this _____ day of ______________, 2003 by and between THE WORLD FUNDS, INC., a Maryland corporation (herein called the "Fund"), and The London Company of Virginia, a Virginia corporation (the "Adviser") and a registered investment adviser under the Investment Advisers Act of 1940, as amended.

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies; and

      WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory and management services to certain portfolios of the Fund, subject to the control of the Fund's Board of Directors, and the Adviser is willing to so furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be bound, it is agreed between the parties hereto as follows:

1. Appointment. The Fund hereby appoints the Adviser to act as the Adviser to the NEW MARKET FUND series of the Fund (the "Portfolio") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Duties of the Adviser. The Fund employs the Adviser to manage the investments and reinvestment of the assets of the Portfolio, and to continuously review, supervise, and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold, to provide the Fund and Commonwealth Shareholder Services, Inc. (the "Administrator") with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's Officers and Board of Directors and to the Administrator concerning the Adviser's discharge of the foregoing responsibilities.

      The Adviser shall discharge the foregoing responsibilities subject to the control of the Fund's Board of Directors and in compliance with such policies as the Board may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolio as set forth in its Prospectus and Statement of Additional Information, as amended from time to time, and applicable laws and regulations. The Fund will instruct each of its agents and contractors to co-operate in the conduct of the business of the Portfolio.

      The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings, and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

3. Portfolio Transactions. The Adviser is authorized to select the brokers and dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best net price and most favorable execution for the Portfolio's transactions in accordance with the policies of the Fund as set forth from time to time in the Portfolio's Prospectus and Statement of Additional Information.

      The Adviser will promptly communicate to the Fund and to the Administrator such information relating to portfolio transactions as they may reasonably request.

      It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Portfolio to an unaffiliated broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Portfolio's Prospectus and Statement of Additional Information. Subject to the foregoing, the Adviser may direct any transaction of the Portfolio to a broker which is affiliated with the Adviser in accordance with, and subject to, the policies and procedures approved by the Board of Directors of the Fund pursuant to Rule 17e-1 under the 1940 Act. Such brokerage services are not deemed to be provided under this Agreement.

4. Compensation of the Adviser. For the services to be rendered by the Adviser under this Agreement, the Portfolio shall pay to the Adviser, and the Adviser will accept as full compensation a fee, accrued daily and payable within five
(5) business days after the last business day of each month, at an annual rate of one percent (1.00%) of the average daily net assets of the Portfolio.

      All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

5. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with the management of the Fund. Notwithstanding the foregoing, the Portfolio shall pay the expenses and costs of the Portfolio for the following:

      1) Taxes; 2) Brokerage fees and commissions with regard to portfolio transactions; 3) Interest charges, fees and expenses of the custodian of the securities; 4) Fees and expenses of the Fund's transfer agent and the Administrator; 5) Its proportionate share of auditing and legal expenses; 6) Its proportionate share of the cost of maintenance of corporate existence; 7) Its proportionate share of compensation of directors of the Fund who are not interested persons of the Adviser as that term is defined by law; 8) Its proportionate share of the costs of corporate meetings; 9) Federal and State registration fees and expenses incident to the sale of shares of the Portfolio;
10) Costs of printing and mailing Prospectuses for the Portfolio's shares, reports and notices to existing shareholders; (11) The advisory fee payable to the Adviser, as provided in paragraph 4 herein; (12)Costs of recordkeeping (other than investment records required to be maintained by the Adviser), and daily pricing; (13) Distribution expenses in accordance with any Distribution Plan as and if approved by the shareholders of the Portfolio; and (14) Expenses and taxes incident to the failure of the Portfolio to qualify as a regulated investment company under the provisions of the Internal Revenue Code of 1986, as amended, unless such expenses and/or taxes arise from the negligence of another party.

6. Reports. The Fund and the Adviser agree to furnish to each other, if applicable, current information required for the preparation by such parties of prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and to furnish to each other such other information and documents with regard to their affairs as each may reasonably request.

7. Status of the Adviser. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.

      Pursuant to comparable agreements, the Fund may also retain the services of the Adviser to serve as the investment adviser of other series of the Fund.

8. Books and Records. In compliance with the requirements of the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by the 1940 Act, and the rules or orders thereunder, the records required to be maintained by the 1940 Act.

9. Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

10. Permissible Interests. Directors, agents, and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers, or shareholders or otherwise; directors, officers, agents, and shareholders of the Adviser are or may be interested in the Fund as directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise. In addition, brokerage transactions for the Fund may be effected through affiliates of the Adviser if approved by the Fund's Board of Directors, subject to the rules and regulations of the Securities and Exchange Commission, and the policies and procedures adopted by the Fund.

11. Duration and Termination. This Agreement shall become effective on the date first above written subject to its approval by the shareholders of the Portfolio and unless sooner terminated as provided herein, shall continue in effect for two (2) years from that date. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually (a) by the vote of a majority of those members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of either the Board of Directors or of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated by the Portfolio or by the Fund at any time on sixty (60) days written notice, without the payment of any penalty, provided that termination must be authorized either by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio or by the Adviser on sixty (60) days' written notice. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act).

13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address stated below:

      (a)     To the Fund at:     1500 Forest Avenue, Suite 223
                                  Richmond, VA 23229

      (b)     To the Adviser at:  Riverfront Plaza, West Tower
                                  901 East Byrd Street, Suite 1350A
                                  Richmond, VA 23219

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or of the provisions hereof or otherwise affect their or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

15. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Maryland, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                         THE LONDON COMPANY OF VIRGINIA



                         BY: ___________________________
                          Stephen M. Goddard, President

                          THE WORLD FUNDS, INC.


                         BY: ___________________________
                            John Pasco, III, Chairman